Senetek Plc
F-6 File No.:  33-71618

Effective December 10, 2007, the nominal value is GBP 0.40 per Ordinary Share

No.
[Sponsored-Exempt]
________________________________
AMERICAN DEPOSITARY SHARES
(Each American Depository Share
represents one Deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY FIVE PENCE SHARES
OF
SENETEK PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND)
The Bank of New York as Depositary
(hereinafter called the Depositary), hereby
certifies that                         , or registered
assigns IS THE OWNER OF
____________________
AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Five Pence
Shares (herein called Shares) of Senetek plc,
incorporated under the laws of England
(herein called the Company).  At the date
hereof, each American Depositary Share
represents one Share which is either
deposited or subject to deposit under the
Deposit Agreement at the London, England
office of the Depositary (herein called the
Custodian).  The Depositarys Corporate
Trust office is located at a different address
than its principal executive office.  Its
Corporate Trust office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286
1.
THE DEPOSIT AGREEMENT.
     This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Amended and
Restated Deposit Agreement, dated as of
November 6, 1992 to that certain Deposit
Agreement, dated as of April 15, 19851985,
as further amended and restated as of
________, 2005 (herein called the Deposit
Agreement), by and among the Company,
the Depositary and all Owners and holders
from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
becomes bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
of the Receipts and the rights and duties of
the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.
SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for  which this Receipt is issued.
 Delivery of such Deposited Securities may
be made by the delivery of certificates in the
name of the Owner hereof or as ordered by
him or by the delivery of certificates
endorsed or accompanied by proper
instruments of transfer.  Such delivery will
be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of Owner hereof.
3.
TRANSFER OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up, combination
or surrender of any Receipt or withdrawal of
any Deposited Securities, the Depositary or
the Custodian may require payment from the
presentor of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity  and genuineness of any
signature and may also require compliance
with such regulations  as the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, paragraph (22)
of this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
transfer or surrender of outstanding Receipts
generally may be suspended, during any
period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the  Deposit Agreement or
this Receipt, or for any other reason, subject
to paragraph (22) hereof.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
 Without limitation of the foregoing, the
Depositary will not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4.
LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Deposited Securities represented
hereby, such tax or other governmental
charge shall be payable by the Owner hereof
to the Depositary.  The Depositary may
refuse to effect any transfer of this Receipt
or any withdrawal of Deposited Securities
represented hereby until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner hereof any part or all
of the Deposited Securities represented by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.
WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid, non-assessable and free of any
pre-emption rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every person shall also be deemed to
represent that Shares deposited by that
person are not restricted securities.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.
FILING PROOFS, CERTIFICATES AND
OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file such proof
of citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Issuer (or the
appointed agent of the Issuer for transfer and
registration of Shares, which may but need
not be the foreign Registrar) of the Shares
presented for deposit or other information,
to execute such certificates and to make
such representations and warranties, as the
Depositary may deem necessary or  proper.
 The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution or sale of any dividend or
other distribution or rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed.
7.
CHARGES OF DEPOSITARY.
      The Depositary will charge the party
to whom Receipts are delivered against
deposits, and the party surrendering Receipts
for delivery of Deposited Securities, $5.00
or less for each 100 American Depositary
Shares (or portion thereof) represented by
the Receipts issued or surrendered.  The
Company will pay the other charges of the
Depositary and those of any Registrar under
the Depositary Agreement, other than (i)
taxes and other governmental charges, (ii)
share transfer registration fees on deposits of
Shares, (iii) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement to be at
the expense of persons depositing Shares or
Owners of Receipts, and (iv) such expenses
are incurred by the Depositary in the
conversion of foreign currency into dollars.
      The Depositary, subject to paragraph
(8) hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.
LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      In its capacity as Depositary, the
Depositary will lend neither the Shares held
under the Deposit Agreement nor the
Receipts; provided, however, that the
Depositary reserves the right to (i) issue
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement and (ii) deliver Shares prior to
the receipt and cancellation of Receipts
pursuant to Section  2.5 of the Deposit
Agreement, including Receipts which were
issued under (i) above but for which Shares
may not have been received.  The
Depositary may receive Receipts in lieu of
Shares under (i) above and receive Shares in
lieu of Receipts under (ii) above.  Each such
transaction will be (a) accompanied by a
written representation from the person to
whom Receipts or Shares are to be delivered
that such person, or its customer, owns the
Shares or Receipts to be remitted, as the
case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
Depositary will normally limit the number
of Receipts and Shares involved in such
transactions at any one time to thirty percent
(30%) of the Receipts outstanding (without
giving effect to Receipts outstanding under
(i) above), or Shares held under the Deposit
Agreement, respectively; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.  The
Depositary will also set limits with respect
to the number of Receipts and Shares
involved in transactions to be done under the
Deposit Agreement with any one person on
a case by case basis as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.
TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title of this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the  same
effect as in the case of a negotiable
instrument, provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes.
10.
VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized officer or, if a Registrar
shall have been appointed, by the manual
signature of a duly authorized officer of the
Registrar.
11.
REPORTS; INSPECTION OF TRANSFER
BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).  Such
reports and communications will be
available for inspection and copying by
holders and Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W. in
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts as its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to  Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.
DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received on a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and, subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and shall distribute
the amount thus received to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owner of
Receipts for American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Whenever the Depositary receives
any distribution other than cash or Shares
upon any Deposited Securities, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
any manner that the Depositary may deem
equitable and  practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including the sale (at public or
private sale) of the securities or property
thus received, or any part thereof, and the
net proceeds of any such sale shall be
distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of
a distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may with the Companys
approval, and shall if the Company shall so
request, distribute to the Owner of
outstanding Receipts entitled thereto,
additional Receipts for an aggregate number
of American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution.  In lieu of
delivering Receipts for  fractional
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate  of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement.  If
additional Receipts are not so distributed
(except as pursuant to the preceding
sentence), each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
13.
CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of  securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into dollars and the resulting dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into dollars, and such dollars shall be
distributed to the Owners of Receipts
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions or otherwise.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign  currency for the respective
accounts, of the Owners of Receipts entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some Owners of
Receipts entitled thereto, the Depositary
may in its discretion make such conversion
and distribution in dollars to the extent
permissible to the Owners of Receipts
entitled thereto and may distribute the
balance of the foreign currency received by
the Depositary to, or hold such balance for
the account of, the Owners of Receipts
entitled thereto.
14.
RIGHTS.
      In the event that the Company offers
or causes to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares  or any rights of any
other nature, the Depositary will have
discretion as to the procedure to be followed
in making such rights available to any
Owners of Receipts or in disposing of such
Rights on behalf of such Owners and
making the net proceeds available in dollars
to such Owners; provided, however, that the
Depositary will, if requested by the
Company, take action as follows:
      (i)
            if at the time of the offering
of any rights the Depositary determines that
it is lawful and feasible to make such rights
available to Owners of Receipts by means of
warrants or otherwise, the Depositary will
distribute warrants or other instruments
therefor in such form as it may determine to
the Owners entitled thereto, in proportion to
the number of American Depositary Shares
representing such Deposited Securities, or
employ such other method as it may deem
feasible in order to facilitate the exercise,
sale or transfer of rights by such Owners; or
      (ii)
            if at any time of the offering
of any rights the Depositary determines that
it is not lawful or not feasible to make such
rights available to Owners of Receipts by
means of warrants or otherwise, or if the
rights represented by such warrants or such
other instruments are not exercised and
appear to be about to lapse, the Depositary
in its discretion may sell such rights or such
warrants or other instruments at public or
private sale, at such place or places and
upon such terms as it may deem proper, and
may allocate the proceeds of such sales for
account of the Owners of Receipts otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practicable basis without regard to any
distinctions among such Owners because of
exchange restrictions, or the date of delivery
of any Receipt or Receipts, or otherwise.
      If registration under the Securities
Act of 1933 of the  securities to which any
rights relate is required in order for the
Company to offer such rights to the Owners
of Receipts or to sell the securities
represented by such rights, the Depositary
will not offer such rights to the Owner of
Receipts unless and until such a registration
statement is in effect, or unless the offering
and sale of such securities to the Owners of
such Receipts are exempt from registration
under the provisions of such Act.
15.
RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever  the Depositary shall receive
notice of any meeting of holders of Shares
or  other Deposited Securities, the
Depositary will fix a record date for the
determination of Owners of Receipts who
will be entitled to receive such dividend,
distribution or rights, or the net proceeds of
the sale thereof, or to give instruments for
the exercise of voting rights at any such
meeting,  subject to the provisions of the
Deposit Agreement.
16.
VOTING OF DEPOSITED SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities,  the Depositary
willshall, as soon as practicable thereafter,
mail to the Owners of Receipts a notice
which shall contain (a) such information as
is contained in such notice of meeting, and
(b) a statement that the Owners of Receipts
as the close of business on a specified record
date will be entitled, subject to any
applicable provision of English law and of
the Articles of Association of the  Company
Issuer, to instruct the  Depositary as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares. and
(c) a statement as to the manner in which
such instructions may be given to the
Depositary, including an express indication
that such instructions may be given, or
deemed given, in accordance with the last
sentence of this Article 16 and if no
instruction is received, to vote any Shares or
other Deposited Securities represented by
American Depositary Shares in proportion
to the votes cast in respect of the Shares or
other Deposited Securities represented by
American Depositary Shares for which the
Depositary has received instructions to vote.
 Upon the written request of aan Owner of a
Receipt on such record date, received on or
before the date established by the
 Depositary for such purpose, together with
(i) such Owners Receipt or Receipts for such
Shares as to which voting instructions are
being given and (ii) such Owners
instructions that such Receipt or Receipts be
held in a blocked account until the Shares
represented by such Receipt or Receipts is
voted (the Instruction Date), the Depositary
shall endeavor in so far as practicable to
vote or cause to be voted the amount of
Shares or other Deposited Securities
represented by such Receipt in accordance
with the instructions set forth in such
request.  If no instructions are received by
the Depositary from any Owner with respect
to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to vote such
Shares or other Deposited Securities
represented by American Depositary Shares
in proportion to the votes cast in respect of
the Shares or other Deposited Securities
represented by American Depositary Shares
for which the Depositary has received
instructions to vote.
17.
CHANGES AFFECTING DEPOSITED
SECURITIES.
      Upon any change in nominal value,
par value, split-up, consolidation or any
other reclassification of Deposited
Securities, or upon any  recapitalization,
reorganization, merger or consolidation or
sale of assets affecting the  Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
this Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, with the Companys
approval and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend on the
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.
LIABILITY OF THE COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owners or holders of any Receipt, if by
reason of any provision of any present or
future law of the United States or any other
country, or of any other governmental
authority, or by reason of any provision,
present or future, of the Articles of
Association of the Company, or by reason of
any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from doing or
performing any act or thing which by the
terms of the  Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or holder of a
Receipt by reason or any non-performance
or delay, caused as aforesaid, in
performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.   Neither the Company
nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to use their best judgment and good faith in the performance of their obligations set forth in the Deposit Agreement. Neither the
Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting
Shares for deposit, any Owner or holder of Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The
Company agrees to indemnify the
Depositary and the Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability or expense arising out of the negligence or bad faith or either of them, or
(ii) by the Company or any of its agents. No disclaimer of liability under the Securities
Act of 1933 is intended by any provision of the Deposit Agreement.
19.
RESIGNATION AND REMOVAL OF
THE DEPOSITARY:  APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written notice of its selectionelection so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.
 Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.
20.
AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding
Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding
Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit
Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited
Securities represented thereby.
21.
TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary will at any time at
the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, uninvested and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered such Owners thereupon becoming the general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges and expenses.
22.
COMPLIANCE WITH U.S. SECURITIES
LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to
Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.


- # -


(ASSIGNMENT AND TRANSFER
SIGNATURE LINES)
NOTE:
The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
If the endorsement be executed by an
attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of
Receipts must be guaranteed by a New York
Stock Exchange member firm or member of
the Clearing House of the American Stock
Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.


- # -




EXHIBIT B
FEE SCHEDULE OF THE DEPOSITARY
Administration fees will be charged to
Senetek plc on a quarterly basis and will be based on the average number of shareholder accounts maintained during the quarter.
Number of Shareholder Accounts
                                                      C
harge Per Quarter
                  1 - 2,000

       $1,000.00
         2,0001 - 5,0000

       $1,500.00
                5,001 or more

       $2,000.00
The above administration fees cover the
costs associated with the following services:
      -
            administration of the ADR
program
      -
            transfer and registration of
ADRs
      -
            maintenance of shareholder
accounts
      -
            recording of ADRs issued
and cancelled
      -
            issuance of dividend checks
      -
            preparation and filing of U.S.
information returns
      -
            furnish shareholders with
payee copies
      -
            issuance of dividend
replacement checks
      -
            mailing shipment of ADRs
      -
            imprinting envelopes and
labels
      -
            affixing labels to envelopes
      -
            non-routine and legal
transfers
      -
            Inland Revenue reporting
      -
            S.E.C. F-6 reporting
      -
            storage of blank and
cancelled ADR certificates
Any and all out-of-pocket expenses will be charged to the Issuer at cost. Any service(s) performed not included in the administration fee will be paid by the Issuer after consultation and agreement between the
Depositary and the Issuer as to the amount and nature of such charge.
The administration charges will be waived for a period of one year.